UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
January 13, 2012

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2012, the registrant entered into a revolving $30.0 million Credit Agreement dated as of the January 13, 2012 (the "Credit Agreement") between the registrant and Wells Fargo Bank, National Association, as the lender.  Among other things, the Credit Agreement provides for:

o
borrowings under the Credit Agreement which bear interest at the rate of interest equal to the daily, one-month London Interbank Offered Rate (“LIBOR”) — the LIBOR rate in effect for delivery for a one month period — plus 2.25%;

o	the registrant to satisfy certain customary financial covenants;

o	the registrant's pledging as collateral 65% of the stock of the registrant's directly owned material foreign subsidiaries;

o	the guaranty by certain of the registrant's material domestic subsidiaries of the registrant's obligations under the Credit Agreement; and

o	a maturity date of January 27, 2015.

The registrant’s prior revolving $37.5 million bank credit facility expired according to its terms on January 15, 2012.

On January 13, 2012, a wholly owned subsidiary of the registrant borrowed $2.0 million principal amount under the Credit Agreement to repay the same principal amount under the prior credit agreement.

Certain provisions contained in the Credit Agreement could result in the acceleration of any indebtedness borrowed thereunder prior to the stated maturity for reasons other than defaults from failing to comply with customary financial covenants.  For example, the Credit Agreement allows the lender to accelerate the maturity of the indebtedness upon a change of control (as defined) of the registrant.  The terms of the Credit Agreement could result in the acceleration of all or a portion of the indebtedness following the sale of certain assets outside of the ordinary course of business.  The Credit Agreement requires the registrant to pay certain fees, including a commitment fee and an unused facility fee.

The foregoing description of the Credit Agreement is qualified in its entirety by the actual terms of such agreement, which Credit Agreement is included as an exhibit to this current report, and such terms are incorporated herein by reference.

In the Credit Agreement filed as an exhibit to this current report, each party to the agreement has made certain representations and warranties to the other party to the agreement that have been negotiated by such parties.  These representations and warranties are made only to and for the benefit of the respective other party in the context of a business contract, are subject to contractual materiality standards and should not be relied upon by any other person, including but not limited to any security holder of the registrant, for any purposes, including without limitation the making of an investment decision regarding the registrant’s securities.  Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	10.1	Credit Agreement dated as of the January 13, 2012 between the registrant and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: January 17, 2012	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

10.1	Credit Agreement dated as of the January 13, 2012 between the registrant and Wells Fargo Bank, National Association.